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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              MORGAN'S FOODS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................
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

                              MORGAN'S FOODS, INC.
                                   Suite 126
                            24200 Chagrin Boulevard
                             Beachwood, Ohio 44122

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000

                               ------------------

TO THE SHAREHOLDERS:

     You are hereby notified that the Annual Meeting of Shareholders of Morgan's Foods, Inc., an Ohio corporation (the "Company"), will be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 23, 2000, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect the Board of Directors of the Company.

          2. To vote upon a shareholder proposal concerning the Company's Shareholder Rights Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 10, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     KENNETH L. HIGNETT
                                                         Secretary

June 2, 2000

--------------------------------------------------------------------------------

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT THEIR SHARES ARE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                              MORGAN'S FOODS, INC.
                         24200 Chagrin Blvd., Suite 126
                             Beachwood, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Morgan's Foods, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 23, 2000 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

     This proxy statement and accompanying notice and form of proxy are being mailed to shareholders on or about June 2, 2000. A copy of the Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended February 27, 2000 (the "2000 fiscal year") is enclosed with this proxy statement.

     The presence of any shareholder at the Meeting will not operate to revoke his proxy. Any proxy may be revoked, at any time before it is exercised, in open meeting, or by giving notice to the Company in writing, or by filing a duly executed proxy bearing a later date.

     If the enclosed proxy is executed and returned to the Company, the persons named therein will vote the shares represented by it at the Meeting. The proxy permits specification of a vote for the election of directors, or the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. The proxy also permits specification of a vote for or against, or abstention with respect to, a shareholder proposal concerning the Company's Shareholder Rights Plan.

     Where a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted at the Meeting FOR the election as directors of the nominees set forth herein under "Election of Directors" and AGAINST the shareholder proposal.

     Under Ohio law and the Company's Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee but will be counted against the shareholder proposal.

     The close of business on May 10, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of May 4, 2000, the Company's outstanding voting securities consisted of 2,922,727 Common Shares, without par value, each of which is entitled to one vote on all matters to be presented to the shareholders at the Meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Meeting, shares represented by proxies will be voted, unless otherwise specified in such proxies, for the election of the seven nominees for directors named in this proxy statement and the enclosed proxy. These nominees will, if elected, serve as directors of the Company until the next annual meeting of the shareholders and until their successors are elected and shall qualify. All of the nominees are currently members of the Board of Directors and have consented to be nominated and to serve if elected. If, for any reason, any one or more nominees becomes unavailable for election, it is expected that proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented by proxies given to them in such fashion as to elect as many of the nominees as possible.

     The table below sets forth, as of May 26, 2000, certain information about each of the nominees for directors.

                                                                                   DIRECTOR
                                                                                    OF THE
                                              PRINCIPAL OCCUPATION                 COMPANY
         NAME             AGE               FOR THE PAST FIVE YEARS                 SINCE
         ----             ---               -----------------------                --------
Richard A. Arons          62     Attorney                                           1985
Lawrence S. Dolin         56     Chairman, President and Chief Executive            1981
                                 Officer, Noteworthy Medical Systems, Inc.
                                 (July 1998 to present) (computerized patient
                                 record software); General Partner, Mordo
                                 Partners (January 1996 to present) (investment
                                 management)
Kenneth L. Hignett        53     Senior Vice President, Chief Financial Officer     1993
                                 and Secretary of the Company (March 1992 to
                                 present); Vice President, Secretary and
                                 Treasurer of the Company (January 1991 to
                                 March 1992); Vice President and Treasurer of
                                 the Company (June 1989 to January 1991)
Steven S. Kaufman         50     President and Managing Partner, Kaufman &          1989
                                 Cumberland Co. L.P.A. (law firm)
Bernard Lerner            73     President of Automated Packaging Systems, Inc.     1989
                                 (manufacturer of packaging materials and
                                 machinery)
James J. Liguori          51     President and Chief Operating Officer of the       1984
                                 Company (July 1988 to present); Executive Vice
                                 President of the Company (August 1987 to July
                                 1988); Vice President of the Company (June
                                 1979 to August 1987)
Leonard R. Stein-Sapir    61     Chairman of the Board and Chief Executive          1981
                                 Officer of the Company (April 1989 to present)

     The Company has an Executive Committee, an Audit Committee, and a Stock Option Plan Committee, the members of each of which are appointed by the Board of Directors. The Company does not have a nominating committee.

     The Executive Committee consists of James J. Liguori, Lawrence S. Dolin, Bernard Lerner and Leonard R. Stein-Sapir. This committee has the authority, between meetings of the Board of Directors, to exercise substantially all of the powers of the Board in the management of the business of the Company.

     The Audit Committee consists of Lawrence S. Dolin, Steven S. Kaufman and Bernard Lerner. This committee considers and recommends to the Board of Directors the appointment of independent accountants for the Company. It reviews with such accountants the arrangements for and the scope of the audit to be conducted by them. It also reviews the results of audits and various other financial and accounting matters affecting the Company.

     The members of the Stock Option Committee are Bernard Lerner, Steven S. Kaufman, and Lawrence S. Dolin. This committee administers the Company's stock option plans.

     The Board of Directors met four times, the Audit and Stock Option Committees each met twice and the Executive Committee did not meet, during the 2000 fiscal year. Each director currently serving on the Board attended 75% or more of the meetings held during such year by the Board and the committee(s) on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares as of May 4, 2000.

         NAME AND ADDRESS                              PERCENT
       OF BENEFICIAL OWNER          NUMBER OF SHARES   OF CLASS
       -------------------          ----------------   --------
Leonard R. Stein-Sapir (1)
24200 Chagrin Blvd., Suite 126
Beachwood, OH 44122...............      523,529          17.6%
Richard A. Arons
24200 Chagrin Blvd., Suite 126
Beachwood, OH 44122...............      421,833          14.4%
Cramer Rosenthal McGlynn, Inc. (2)
707 Westchester Avenue
White Plains, NY 10604............      147,327           5.0%

---------------

(1) Includes 50,000 shares subject to exercisable options, 98 shares owned by Mr. Stein-Sapir's children and 1,666 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(2) According to a report on Schedule 13G dated March 6, 2000, filed with the Securities and Exchange Commission, Cramer Rosenthal McGlynn, Inc., an investment advisory firm ("CRM"), beneficially owned 147,327 or 5.1% of the outstanding Common Shares as of such date. CRM disclosed in such Schedule 13G that it shares the power to dispose of and vote such shares.

     SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth information as of May 4, 2000, with respect to Common Shares beneficially owned by all directors and nominees for election as directors of the Company and by all officers and directors of the Company as a group. Each person owns beneficially and of record the shares indicated and has sole voting and investment power with respect thereto, except as otherwise set forth in the footnotes to the table.

                                                                     PERCENT
                     NAME                        NUMBER OF SHARES    OF CLASS
                     ----                        ----------------    --------
Richard A. Arons...............................       421,833          14.4%
Lawrence S. Dolin (1)..........................       106,125           3.6
James J. Liguori (2)...........................        81,539           2.7
Steven S. Kaufman (3)..........................         4,744             *
Leonard R. Stein-Sapir (4).....................       523,529          17.6
Bernard Lerner.................................       103,066           3.5
Kenneth L. Hignett (5).........................        15,333             *
All officers and directors as a group (10
  persons) (6).................................     1,289,107          42.0%

---------------

  * Less than one percent of the outstanding Common Shares of the Company.

(1) Includes 43,000 shares owned by a partnership of which Mr. Dolin is a general partner and 625 shares owned by Mr. Dolin's wife. Mr. Dolin disclaims any beneficial interest in the shares owned by his wife.

(2) Includes 50,000 shares subject to exercisable options and 83 shares owned by his wife. Mr. Liguori disclaims any beneficial interest in the shares owned by his wife.

(3) Includes 1,007 shares owned by Mr. Kaufman's wife, as to which he disclaims any beneficial interest.

(4) Includes 50,000 shares subject to exercisable options, 98 shares owned by Mr. Stein-Sapir's children and 1,666 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(5) Includes 12,500 shares subject to exercisable options.

(6) Includes 143,750 shares subject to exercisable options.

                             EXECUTIVE COMPENSATION

                REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

     Introduction. The disclosure rules of the Securities and Exchange Commission require the Company to provide certain information concerning the compensation of the Chief Executive Officer and the other executive officers of the Company. The Company does not have a Compensation Committee of the Board of Directors. Decisions on the compensation of the Company's Chief Executive Officer are made by the Board and salaries of other executive officers are set in relation to the salary of the Chief Executive Officer.

     Structure. Compensation of the Company's executive officers consists primarily of salary and stock option grants. The Company also provides a matching contribution to deferred compensation under a 401(k) Plan described in a separate section of this proxy statement. Stock options have been used by the Company to reward executives for actions which increase shareholder value. The granting of stock options also aids in the retention of high quality executives by providing long-term incentives. The Company has no bonus plan for executives nor does it provide retirement benefits. The Company believes that the Company's compensation policy is fair to the Company's employees and shareholders and that its total compensation package is competitive within the restaurant industry.

     Base Salary. Since 1999, the Company has relied on its own informal surveys of compensation levels to gauge the reasonableness of the compensation of Leonard Stein-Sapir, the Company's Chief Executive Officer. Mr. Stein-Sapir was compensated at the annual rate of $225,000 for the 2000 fiscal year which was the same rate at which he was compensated for the previous two fiscal years.

     All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer the Board considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Board also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for the Company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. Based on a recommendation of the Chief Executive Officer, fiscal 2000 salary evaluations for all other officers were deferred.

     Stock Options. Stock options have been administered by the Stock Option Committee of the Board of Directors. The Company's Incentive Stock Option Plan expired during fiscal 1995. In April 1999, the Board of Directors approved a non-qualified stock option plan for executives and managers and a key employees' non-qualified stock option plan. Options were granted under the Non-qualified Stock Option Plan for Executives and Managers on April 2, 1999 for 145,150 shares of common stock and under the Key Employee's Non-qualified Stock Option Plan for 129,850 shares on January 7, 2000. Options granted to certain employees, including the Chief Executive Officer, are shown in the Option Exercisable table below.

                             THE BOARD OF DIRECTORS

Richard A. Arons       Leonard R. Stein-Sapir
Lawrence S. Dolin      Bernard Lerner
James J. Liguori       Kenneth L. Hignett
Steven S. Kaufman

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the Company's last three fiscal years the compensation earned by or awarded or paid to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers earning more than $100,000 during one or more of such years.

                    NAME AND                       FISCAL                     ALL OTHER
               PRINCIPAL POSITION                   YEAR        SALARY     COMPENSATION (1)
               ------------------                  ------      --------    ----------------
Leonard R. Stein-Sapir,                             2000       $225,000         $5,987
  Chairman of the Board                             1999        225,000          5,987
  and Chief Executive Officer                       1998        225,140          5,987
James J. Liguori,                                   2000       $176,500         $3,565
  President and                                     1999        176,500          3,283
  Chief Operating Officer                           1998        176,500          3,025
Kenneth L. Hignett,                                 2000       $107,500         $2,718
  Senior Vice President,                            1999        107,500          2,436
  Chief Financial Officer and Secretary             1998        107,500          2,178

---------------

(1) Represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executives and the matching contribution made by the Company to the 401(k) Plan.

                      OPTION EXERCISES IN FISCAL 2000 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information about the number of options exercised during the 2000 fiscal year and the number and value of unexercised incentive and nonqualified stock options held as of February 27, 2000 by each executive named in the Summary Compensation Table.

                                                                                     VALUE OF
                                                                                    UNEXERCISED
                                                              NUMBER OF            IN-THE-MONEY
                                                         UNEXERCISED OPTIONS       OPTIONS AS OF
                             SHARES                    AS OF FEBRUARY 27, 2000   FEBRUARY 27, 2000
                           ACQUIRED ON      VALUE           EXERCISABLE/           EXERCISABLE/
          NAME             EXERCISE(#)   REALIZED($)        UNEXERCISABLE          UNEXERCISABLE
          ----             -----------   -----------   -----------------------   -----------------
Leonard R. Stein-Sapir          0             0             50,000/50,000              $0/0
James J. Liguori                0             0             50,000/50,000              $0/0
Kenneth L. Hignett              0             0             12,500/12,500              $0/0

  RETIREMENT AND SAVINGS PLAN  -- 401(k)

     Since October 1, 1993, the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) ("the 401(k) Plan"). The 401(k) Plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age, have one year of service with the Company and have worked at least 1,000 hours in the past year are eligible to participate in the 401(k) Plan. The participants may choose from six investment options for the investment of their deferred compensation. In addition, the Company matches 30% of each participant's salary deferral, for the first 6% of their salary, with Common Shares of the Company. For the fiscal year ended February 27, 2000, the Company contributed $62,407 to the 401(k) Plan and paid or accrued $13,121 in administrative fees.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors performs the functions of a compensation committee. The Company's Board includes three members who are executive officers of the Company: James

J. Liguori, Kenneth L. Hignett and Leonard R. Stein-Sapir. During the fiscal year ended February 27, 2000, Mr. Liguori was President and Chief Operating Officer of the Company, positions he has held since July 1988. From August 1987 to July 1988, he was Executive Vice President of the Company, and from June 1978 to August 1987 he was Vice President of the Company. During the fiscal year ended February 27, 2000, Mr. Hignett was Senior Vice President, Chief Financial Officer and Secretary of the Company, positions which he has held since March 1992. From January 1991 to March 1992, he was Vice President, Secretary and Treasurer of the Company, and from June 1989 to January 1991 he was Vice President and Treasurer of the Company. During the fiscal year ended February 27, 2000, Mr. Stein-Sapir was Chairman of the Board and Chief Executive Officer of the Company, positions he has held since April 1989.

  DIRECTOR COMPENSATION

     Annual Fee. Messrs. Arons, Dolin, Kaufman and Lerner each received $12,000 for serving on the Board of Directors during the fiscal year ended February 27, 2000. Directors who are also officers of the Company do not receive additional compensation as Directors. Additional compensation of $1,500 per meeting, up to a maximum of four meetings per year, will be paid to Directors serving on the Audit Committee beginning in fiscal 2001. No additional compensation is paid to Directors for serving on other Committees of the Board.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Shares, assuming a $100 investment as of February 26, 1995, and based on the market prices at the end of each fiscal year, with the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and a peer group index composed of four restaurant companies that have a market capitalization comparable to that of the Company.
[PERFORMANCE CHART]

                                                     MORGAN'S FOODS              S&P MIDCAP 400             RESTAURANT INDEX
                                                     --------------              --------------             ----------------
1995                                                     100.00                      100.00                      100.00
1996                                                      43.00                      129.00                       80.00
1997                                                      33.00                      152.00                       87.00
1998                                                      28.00                      207.00                      106.00
1999                                                      30.00                      212.00                      132.00
2000                                                      35.00                      268.00                      101.00

     The companies in the restaurant peer group index are Consolidated Products, Inc., Uno Restaurant Corp., Cuisine Solutions Inc. (formerly Vie De France Corp.), and Wall Street Deli, Inc. The index is weighted based on market capitalization. The companies included in the peer group were approved by the Board of Directors. The following companies were included in the peer group in previous years but have been acquired by other companies and are no longer publicly traded:

          Summit Family Restaurants Inc. acquired in 1996 by CKE Restaurants

          Daka International Inc. acquired in 1997 by Compass Group

          Ground Round Restaurant Inc. acquired in 1998 by GRR Holdings LLC

         PROPOSAL NO. 2: SHAREHOLDER'S PROPOSAL CONCERNING RIGHTS PLAN

     A shareholder has given notice that he will introduce a proposal and supporting statement for action at the Annual Meeting. The name and address of the shareholder submitting the proposal, as well as the number of shares held by such shareholder, will be furnished by the Company, either orally or in writing as requested. The Board of Directors recommends that you vote against this proposal for the reasons described in its Statement in Opposition, which is set forth immediately below the text of the shareholder's proposal and supporting statement. The shareholder's proposal as submitted reads as follows:

          RESOLVED, that it is hereby recommended, that as soon as practicable, the Board of Directors redeem the rights distributed under the Company's Shareholder Rights Agreement, dated as of April 8, 1999, which was adopted by the Board without prior shareholder approval, and that in the future the Board refrain from adopting any "rights plans" or "poison pills" (meaning any plan which confers additional rights on the holders of the Company's common stock upon the acquisition of a large block of securities by a party not approved by the Board of Directors or upon the making of a takeover or merger proposal by a party not approved by the Board of Directors) and from issuing any rights under any "rights plans" or "poison pills" without prior approval of the shareholders.

                              SUPPORTING STATEMENT

          So-called "poison pills" are a tool used by incumbent management and boards of directors to deter proposals by acquirers. As such, they limit shareholder options and are designed to discourage offers that may help shareholders. This limitation is not in the best interests of shareholders and it is impossible to tell what types of offers might have been made for the Company, except for the presence of a poison pill. The statements made by the Company when it adopted its existing Shareholder Rights Plan are self-serving and fail to point out that the Board of Directors can use its power to approve or disapprove a proposal (by redeeming or not redeeming the pill) to discourage and avoid offers from persons not favored by the board, such as acquirers that might make management changes. This type of anti-takeover mechanism prevents all of us as shareholders from evaluating all proposals on their merits, and restricts the market for our common stock. Therefore, the board of directors should refrain from continuing or implementing poison pill tactics that are not approved by the shareholders.

          DIRECTORS' STATEMENT IN OPPOSITION TO SHAREHOLDER'S PROPOSAL

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 2 FOR THE FOLLOWING REASONS:

     The Board of Directors unanimously adopted the Company's Shareholder Rights Plan in April 1999 because it believes the Rights Plan best serves the interests of the Company's shareholders and is an effective tool to maximize the value of the Company's shares in the context of an offer to purchase the Company. In approving the Rights Plan, the Directors took into account that over 2,000 publicly-traded companies have such plans in place. The Rights Plan encourages potential acquirers to negotiate directly with the Board, which is in the best position to negotiate on behalf of all shareholders, to evaluate the adequacy of any potential offer, and to protect shareholders against potential abuses during the takeover process which unfairly discriminate among shareholders. The Rights Plan is also designed to provide the Board with adequate time and flexibility to negotiate on behalf of all the Company's shareholders and enhances the Board's ability to negotiate the highest possible offer from a potential acquirer, develop alternatives which may better maximize shareholder values, and preserve the long-term value of the Company for all of the shareholders.

     The benefits of shareholder rights plans have been validated by a study by Georgeson & Company, Inc., in November 1997. The study found that: (i) premiums paid to companies with shareholder rights plans were on average eight percentage points higher than premiums paid to purchase target companies that did not have shareholder rights plans; (ii) the presence of a shareholder rights plan did not increase the likelihood that a hostile takeover bid would be defeated or that a friendly bid would be withdrawn; and (iii) a shareholder rights plan did not reduce the likelihood that a company would become a takeover target. In fact, the study showed that the takeover rate was similar for companies with and companies without shareholder rights plans.

     The Rights Plan is not intended to prevent a takeover of the Company. The Rights Plan does not diminish the fiduciary obligations of the Company's Board of Directors. Because the Board, prior to the acquisition of 21% of the Company's common shares by an acquirer, has the power to redeem the rights issued under the Rights Plan and thereby remove the impediment to the completion of an acquisition of the Company, a prospective acquirer seeking to persuade the Board to redeem the Rights may propose a higher takeover price, an offer for all shares rather than a partial offer, or better takeover terms than would be proposed in the absence of the Rights Plan. The Rights Plan is intended, in part, to discourage creeping acquisitions of control whereby an acquirer may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure shareholders, potentially squeeze them out of their investment without any real choice and deprive them of the full value of their stock. Small shareholders are particularly vulnerable to creeping acquisitions. Several studies have determined that rights plans do not deter takeovers, but have shown that higher premiums have been paid for companies with rights plans in place.

     Many companies with a rights plan have received unsolicited offers and a number of companies have redeemed the rights in connection with transactions that their directors determined to be in the best interests of the company's shareholders. Through the use of rights plans, many companies have been able to negotiate successfully on behalf of their shareholders for prices higher than those originally offered by the potential acquirer. The Board seeks to retain that same ability and believes that the fact that a majority of the directors of the Company are outside directors ensures that the Rights Plan will not be misused. In such a situation, the Board has an obligation to meet its fiduciary duties and exercise its business judgment in the best interests of the Company and its shareholders.

     Approval of a shareholder proposal requires the affirmative vote of a majority of the votes actually cast by the shareholders present (in person or by proxy) at the meeting and entitled to vote. Because Proposal 2 is a request that the Board take steps to implement the proposal, approval of Proposal 2 may not result in the requested action being taken, nor is the Board required to initiate such steps to take that action. If no voting instructions are given, the accompanying proxy will be voted AGAINST Proposal 2. Under the American Stock Exchange rules, brokers who hold street name shares cannot vote in their discretion on Proposal 2.

     FOR THE REASONS OUTLINED ABOVE, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 2, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY SPECIFICATION IS MADE.

                       SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP serves as the Company's independent auditors. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending February 25, 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders is advised that the proposal must be received by the Company at its principal executive offices not later than January 31, 2001. The Company is not required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

     If a shareholder intends to raise at the Company's annual meeting in 2001, a proposal that he does not seek to have included in the Company's proxy statement, he must notify the Company of the proposal on or before April 15, 2001. If the shareholder fails to notify the Company, the Company's proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for that meeting.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than ten percent of the Company's Common Shares ("10% stockholders"), to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 27, 2000, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those shown in this document. Should any other matters be properly presented for action at the Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            KENNETH L. HIGNETT
                                              Secretary

Beachwood, Ohio
June 2, 2000

            P R O X Y                                                  P R O X Y
                                    MORGAN'S FOODS, INC.

                The undersigned hereby appoints Lawrence S. Dolin, Leonard R.
            Stein-Sapir and James J. Liguori, and each of them, attorneys and proxies of the undersigned with full power of substitution to attend the Annual Meeting of Shareholders of Morgan's Foods, Inc. (the "Company") at Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Friday, June 23, 2000 at 10:00 a.m., Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote and with all the power the undersigned would possess, if personally present, as follows:

                    1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the
                following nominees for election as directors: Leonard R. Stein-Sapir, Richard A. Arons, Lawrence S. Dolin, James J. Liguori, Steven S. Kaufman, Bernard Lerner and Kenneth L. Hignett.

                (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


                ----------------------------------------------------------------

                    2. [ ] FOR, or [ ] AGAINST or [ ] ABSTAIN with respect to, the shareholder proposal concerning the Company's Shareholder Rights Plan.

                    3. On such other business as may properly come before the
                meeting or any adjournment thereof.

                                (continued, and to be signed, on the other side)



            (Continued from other side)

                THE PROXIES WILL VOTE AS SPECIFIED ABOVE OR IF A CHOICE IS NOT
            SPECIFIED THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND AGAINST THE SHAREHOLDER PROPOSAL CONCERNING THE COMPANY'S SHAREHOLDER RIGHTS PLAN UNDER ITEM 2.

                                                     Receipt of Notice of Annual
                                                     Meeting of Shareholders and
                                                     Proxy Statement dated
                                                     June 2, 2000, is hereby
                                                     acknowledged.

                                                     Dated............... , 2000

                                                     ...........................

                                                     ...........................

                                                     ...........................
                                                            Signature(s)

                                                     (Please sign exactly as
                                                     your name or names
                                                     appear(s) hereon,
                                                     indicating, where proper,
                                                     official position or
                                                     representative capacity.)

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


                                   Proxy Card